UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2009
TeleTech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2009, TeleTech Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Anjan Mukherjee had been appointed as an independent member of the Board of Directors of the Company on September 17, 2009, filling a newly created vacancy on the Board of Directors. Mr. Mukherjee is currently a managing director of the corporate private equity division of the Blackstone Group, which he joined in 2001.
     As a newly appointed non-employee director, Mr. Mukherjee received an automatic grant of $100,000 of restricted stock units based upon the fair market value of the Company’s common stock on September 17, 2009. As an incumbent non-employee director, Mr. Mukherjee will also be entitled to receive: (i) an annual grant as of the date of each annual meeting of stockholders subsequent to his election or appointment to the Board, provided that he continues in office after the annual meeting, of $75,000 of restricted stock units based upon the fair market value of the Company’s common stock on the grant date and (ii) an annual retainer of $75,000 (paid quarterly in arrears). Commencing upon his appointment and for any quarter in which Mr. Mukherjee serves for less than the entire quarter, he will be entitled to receive a pro rata portion of the retainer based upon the number of days he serves as a director during that quarter. Restricted stock units granted to Mr. Mukherjee, as well as all non-employee directors, vest in full on the earlier of (i) the first anniversary of the date of grant; (ii) the date of the succeeding year’s annual meeting of stockholders; or (iii) any change-in-control event (as defined in the restricted stock unit agreement).
     The Company is not aware of any arrangement or understanding between Mr. Mukherjee and any other person, pursuant to which Mr. Mukherjee was selected as a director. Neither Mr. Mukherjee nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the company that is reportable under Item 404(a) of Regulation S-K.
     A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On September 21, 2009, the Company issued a press release announcing that the Company’s Board of Directors approved an increase of $25.0 million in the funding available for share repurchases pursuant to the Company’s previously announced share repurchase program. Repurchases under the program may continue to be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing of any repurchases and the exact number of shares of common stock to be purchased will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors.
     A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     The information in this Form 8-K and Exhibit 99.2 is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 21, 2009 issued by TeleTech Holdings, Inc. announcing the appointment of Anjan Mukherjee to the Board of Directors.

99.2	Press Release dated September 21, 2009 issued by TeleTech Holdings, Inc. announcing increased authorization for share repurchases.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2009

TELETECH HOLDINGS, INC. (Registrant)
By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated September 21, 2009 issued by TeleTech Holdings, Inc. announcing the appointment of Anjan Mukherjee to the Board of Directors.

99.2	Press Release dated September 21, 2009 issued by TeleTech Holdings, Inc. announcing increased authorization for share repurchases.